UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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eBay Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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On January 22, 2014, eBay Inc. (the “Company”) included in its quarterly earnings release for the period ended December 31, 2013 the following statement:

“Proposal from Carl Icahn — The company also announced today that it has received a notice from Carl Icahn indicating that he has nominated two of his employees to its Board of Directors and submitted a non-binding proposal for a spinoff of its PayPal business into a separate company. The notice stated that companies controlled by Mr. Icahn had, earlier this month, acquired shares and derivative securities that give him an economic interest of approximately 0.82% in the company.

eBay welcomes the opportunity to listen to the perspective of all of its shareholders, including Mr. Icahn. His Board nominations will be passed on to the Board's Corporate Governance and Nominating Committee, which will consider them in the ordinary course of business. We would note that eBay has a world-class board of directors with directors who have significant experience in technology and financial services.

Regarding Mr. Icahn's separation proposal, eBay's Board of Directors routinely assesses the company's strategic direction and has explored in depth a spinoff or separation of PayPal. eBay's Board of Directors has concluded that the company and its shareholders are best served by the current strategic direction of the company and does not believe that breaking up the company is the best way to maximize shareholder value. As part of eBay Inc., PayPal is able to leverage the company's technology capabilities, commerce platforms and relationships with retailers, brands and large merchants worldwide. Payment is part of commerce, and as part of eBay, PayPal drives commerce innovation in payments at global scale, creating value for consumers, merchants and shareholders.

eBay Inc.'s Board of Directors and management remain focused on delivering sustainable results and driving long-term value for all shareholders.”

[Legends Included in Original Are Excerpted at the End of this DEFA14A Filing]

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On January 22, 2014, Company President and Chief Executive Officer John Donahoe sent a letter to employees that included the following:

“We also announced today that the company has received a proposal from independent investor and shareholder Carl Icahn. He has nominated two of his employees to our Board of Directors and submitted a non-binding proposal for a spinoff of PayPal into a separate company.

Our board and management team welcome the perspectives of all shareholders, and I spoke directly with Mr. Icahn to hear his views. We’re committed to enhancing the value of the company for all shareholders. His PayPal proposal is not a new idea. And our board regularly assesses all of our strategic options as a company. We will always do what we believe is best for our company, our shareholders and our customers.

We believe strongly that PayPal and eBay are far more valuable together than apart. The synergies are clear. PayPal has succeeded because it is a part of eBay, not in spite of it. eBay accelerates PayPal’s success, providing tens of millions of customers who then help PayPal grow off-eBay. The closed loop global transaction data provided by eBay makes PayPal smarter, enhancing its world-class risk capabilities. And eBay funds PayPal’s growth. This enables PayPal to invest aggressively in mobile, credit and acquisitions such as Braintree.

We know this and we will work hard in the coming weeks to ensure our shareholders understand this. Most important, we must not let Mr. Icahn’s proposals become a distraction for us. The best way we can create value is by executing our plans, delivering growth and serving our customers. Let’s stay focused and execute well every day. ”

[Legends Included in Original Are Excerpted at the End of this DEFA14A Filing]

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On January 22, 2014, eBay Inc. (the “Company”) President and Chief Executive Officer John Donahoe sent the following Tweet relating to the Company under the Twitter handle @Donahoe_John (https://twitter.com/Donahoe_John):

“Spoke w/Icahn abt PayPal spinoff idea. We believe it’s more valuable as part of @ebayinc. More on call today. Legend: http://bit.ly/1dV6g3z”

[Legends Included in Original Are Excerpted at the End of this DEFA14A Filing]

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On January 22, 2014, eBay Inc. Senior Vice President of Corporate Communications Alan Marks sent the following Tweet relating to the eBay Inc. under the Twitter handle @almrks (https://twitter.com/almrks):

“Donahoe spoke w Icahn abt PayPal spinoff idea. We believe is more valuable as part of @eBayInc. (SVP_eBayComm) Legend:http://bit.ly/1dV6g3z”

[Legends Included in Original Are Excerpted at the End of this DEFA14A Filing]

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Important Additional Information

eBay Inc., its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with eBay’s 2014 Annual Meeting of Stockholders.  eBay intends to file a proxy statement with the U.S. Securities and Exchange Commission (the "SEC") in connection with such solicitation.  EBAY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of eBay’s directors and executive officers and their respective interests in eBay by security holdings or otherwise is set forth in eBay’s proxy statement for the 2013 Annual Meeting of Stockholders, filed with the SEC on March 18, 2013.  To the extent holdings of such participants in eBay’s securities have changed since the amounts described in the 2013 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in eBay’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on January 31, 2013 and in eBay’s Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended December 31, 2013 filed with the SEC on April 19, 2013, July 19, 2013 and October 18, 2013, respectively.

These documents, including any proxy statement (and amendments or supplements thereto) and other documents filed by eBay with the SEC, are available for no charge at the SEC's website at www.sec.gov and at eBay’s investor relations website at http://investor.ebayinc.com.  Copies may also be obtained by contacting eBay Investor Relations by mail at 2065 Hamilton Avenue, San Jose, California 95125 or by telephone at 866-696-3229.

Forward-Looking Statements

This communication contains forward-looking statements relating to, among other things, the future performance of eBay and its consolidated subsidiaries that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding expected financial results for the first quarter and full year 2014; the company's projected financial outlook for 2015; the future growth in the Payments, Marketplaces and Enterprise businesses and the company’s plans with respect to each of those businesses, mobile payments, mobile commerce; and the company's plans regarding its stock repurchase programs. The company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: changes in political, business and economic conditions, including any continuing U.S. government shutdown or default, any European or general economic downturn or crisis and any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the company's need to successfully react to the increasing importance of mobile payments and mobile commerce and the increasing social aspect of commerce; the company's ability to deal with the increasingly competitive ecommerce environment, including competition for its sellers from other trading sites and other means of selling, and competition for its buyers from other merchants, online and offline; the company's need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the effect of management changes and business initiatives; the company's need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive; any changes the company may make to its product offerings; the competitive, regulatory, credit card association-related and other risks specific to PayPal and Bill Me Later, especially as PayPal continues to expand geographically and introduce new products and as new laws and regulations related to financial services companies come into effect; the company's ability to timely upgrade and develop its technology systems, infrastructure and customer service capabilities, including our Enterprise Commerce Technologies, at reasonable cost; the company's ability to maintain site stability and performance on all of its sites while adding new products and features in a timely fashion; the company's ability to profitably integrate, manage and grow businesses that have been acquired or may be acquired in the future; the effect the announcement of the shareholder proposal and nominations may have on the company’s relationships with its shareholders and other constituencies and on the company’s ongoing business operations. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at http://investor.ebayinc.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this communication, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.